Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:
Peter A. Reynolds
Principal Financial Officer and Chief Accounting Officer
949-639-2000

Apria Healthcare Group Inc. Announces Second Quarter 2013

Financial Results

LAKE FOREST, California – August 9, 2013 – Apria Healthcare Group Inc. (“Apria” or the “Company”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter ended June 30, 2013.

2013 Second Quarter Highlights

Net revenues in the three months ended June 30, 2013 were $620.6 million, compared to $607.7 million in the three months ended June 30, 2012, an increase of $12.9 million or 2.1%. Revenue for the three months ended June 30, 2013 increased primarily due to increased volume in the home infusion therapy segment partially offset by decreased volume in the home respiratory and home medical equipment segment.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended June 30, 2013 was $89.9 million compared to $62.4 million in the three months ended June 30, 2012, an increase of 44.1%.

Free cash flow for the three months ended June 30, 2013 was $(13.4) million compared to $(48.1) million in the three months ended June 30, 2012, an increase of $34.7 million.

Net loss for the three months ended June 30, 2013 was $36.1 million.

EBITDA for the three months ended June 30, 2013 was $70.5 million.

Refinancing of Debt. On April 5, 2013, we entered into a senior secured credit agreement (the “Senior Secured Term Loan”), among Apria, as borrower, Sky Acquisition LLC, as parent, the other guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, U.S. Bank National Association as collateral agent, certain other agents party thereto and a syndicate of financial institutions and institutional lenders.

On April 5, 2013, we borrowed $900.0 million in aggregate principal amount of term loans under the Senior Secured Term Loan.

We used proceeds from the borrowings under the Senior Secured Term Loan to: (i) redeem all of our outstanding 11.25% Senior Secured Notes due 2014 (Series A-1) (the “Series A-1 Notes”); (ii) redeem an aggregate principal amount of $160.0 million of our outstanding 12.375% Senior Secured Notes due 2014 (Series A-2) (the “Series A-2 Notes” and, together with the Series A-1 Notes, the “Notes”); and (iii) pay fees and expenses associated with the entering into the Senior Secured Term Loan and the redemption of the Notes.

[1]	This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

2013 First Six Months Highlights

Net revenues in the six months ended June 30, 2013 were $1,235.4 million, compared to $1,203.4 million in the six months ended June 30, 2012, an increase of $32.0 million or 2.7%. Revenue for the six months ended June 30, 2013 increased primarily due to increased volume in the home infusion therapy segment partially offset by decreased volume in the home respiratory and home medical equipment segment.

Adjusted EBITDA before projected cost savings and synergies1 for the six months ended June 30, 2013 was $161.0 million compared to $121.1 million in the six months ended June 30, 2012, an increase of 32.9%.

Free cash flow for the six months ended June 30, 2013 was $(11.8) million compared to $(63.5) million in the six months ended June 30, 2012, an increase of $51.7 million.

Net loss for the six months ended June 30, 2013 was $38.0 million.

EBITDA for the six months ended June 30, 2013 was $129.1 million.

Certain Credit Statistics

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 3.4x at June 30, 2013.

Conference Call

As previously announced, Apria will hold a conference call to discuss its second quarter 2013 results on August 9, 2013 at 1:00 p.m. (Eastern Daylight Time). The conference call can be accessed over the phone by dialing 1-888-536-6116 or, for international callers, 1-706-679-8204 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the call is Apria.

A replay of the conference call will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or, for international callers, 1-404-537-3406 or through the Investor Relations page of the Company’s website. The passcode for the replay is 95154998. The replay will be available until August 23, 2013.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, risks associated with the Company’s reorganization plans, as well as other factors detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 510 locations in the United States. With $2.4 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2013	December 31, 2012
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,853	$27,080
Accounts receivable, less allowance for doubtful accounts of $58,539 and $53,017 at June 30, 2013 and December 31, 2012, respectively	333,997	344,421
Inventories	73,019	68,075
Deferred expenses	3,409	3,798
Prepaid expenses and other current assets	21,455	16,890

TOTAL CURRENT ASSETS	447,733	460,264
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $191,107 and $185,774 at June 30, 2013 and December 31, 2012, respectively	191,596	186,460
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	73,631	76,823
GOODWILL	258,725	258,725
INTANGIBLE ASSETS, NET	133,409	133,781
DEFERRED DEBT ISSUANCE COSTS, NET	15,187	30,207
OTHER ASSETS	29,253	26,448

TOTAL ASSETS	$1,149,534	$1,172,708

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$146,270	$157,530
Accrued payroll and related taxes and benefits	62,091	70,547
Deferred income taxes	1,310	986
Other accrued liabilities	69,666	74,464
Deferred revenue	27,153	27,785
Current portion of long-term debt	39,086	25,195

TOTAL CURRENT LIABILITIES	345,576	356,507
LONG-TERM DEBT, net of current portion	1,039,752	1,017,515
DEFERRED INCOME TAXES	68,997	68,907
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	61,880	61,203

TOTAL LIABILITIES	1,516,205	1,504,132
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at June 30, 2013 and December 31, 2012	—	—
Additional paid-in capital	697,955	695,211
Accumulated deficit	(1,064,626)	(1,026,635)

TOTAL STOCKHOLDERS’ DEFICIT	(366,671)	(331,424)

	$1,149,534	$1,172,708

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
	(in thousands)		(in thousands)
Net revenues:
Fee for service arrangements	$575,299	$561,447	$1,144,819	$1,113,063
Capitation	45,324	46,225	90,559	90,322

TOTAL NET REVENUES	620,623	607,672	1,235,378	1,203,385

Costs and expenses:
Cost of net revenues:
Product and supply costs	230,149	214,136	450,903	421,548
Patient service equipment depreciation	22,690	20,386	42,148	41,082
Home respiratory therapy services	5,739	7,018	11,388	14,307
Nursing services	10,306	10,709	20,259	21,932
Other	4,436	3,948	8,844	8,994

TOTAL COST OF NET REVENUES	273,320	256,197	533,542	507,863
Provision for doubtful accounts	13,092	20,790	36,227	32,648
Selling, distribution and administrative	293,455	308,837	592,604	626,259
Amortization of intangible assets	186	483	372	1,144

TOTAL COSTS AND EXPENSES	580,053	586,307	1,162,745	1,167,914

OPERATING INCOME	40,570	21,365	72,633	35,471
Interest expense	32,177	33,878	66,389	67,395
Loss on early retirement of debt	44,221	—	44,221	—
Interest income and other	(643)	(69)	(1,153)	(771)

LOSS BEFORE TAXES	(35,185)	(12,444)	(36,824)	(31,153)
Income tax expense	913	292	1,167	1,190

NET LOSS	$(36,098)	$(12,736)	$(37,991)	$(32,343)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2013	2012
		(As Restated)
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES
Net loss	$(37,991)	$(32,343)
Items included in net loss not requiring cash:
Provision for doubtful accounts	36,227	32,648
Depreciation	56,078	57,082
Amortization of intangible assets	372	1,144
Amortization of deferred debt issuance costs	6,328	7,025
Deferred income taxes	413	275
Profit interest compensation	2,744	1,565
Gain on sale of patient service equipment and other	(10,184)	(12,146)
Loss on early retirement of debt	44,221	—
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(25,804)	(58,787)
Inventories	(4,943)	(11,740)
Prepaid expenses and other assets	(7,371)	7,903
Accounts payable	(9,982)	8,772
Accrued payroll and related taxes and benefits	(8,456)	(7,826)
Income taxes payable	245	429
Deferred revenue, net of related expenses	(243)	70
Accrued expenses	(4,365)	4,450

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	37,289	(1,479)

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(70,450)	(85,113)
Proceeds from sale of patient service equipment and other	21,328	23,111
Cash paid for acquisitions	—	(121)

NET CASH USED IN INVESTING ACTIVITIES	(49,122)	(62,123)

FINANCING ACTIVITIES
Proceeds from ABL Facility	346,000	209,000
Payments on ABL Facility	(341,000)	(150,000)
Payments on Series A-1 Notes	(700,000)	—
Payments on Series A-2 Notes	(160,000)	—
Proceeds from Senior Secured Term Loan	900,000	—
Premium paid on early retirement of Series A-1 and A-2 Notes	(24,641)	—
Debt issuance costs on Senior Secured Term Loan	(10,628)	—
Payment of original issue discount associated with Senior Secured Term Loan	(9,000)	—
Payments on other long-term debt	(125)	(173)
Cash paid on profit interest units	—	(82)

NET CASH PROVIDED BY FINANCING ACTIVITIES	606	58,745

NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,227)	(4,857)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	27,080	29,096

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,853	$24,239

Apria Healthcare Group Inc.

2nd Quarter 2013 Financial Summary

	Three Months Ended June 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2013	2012
Net Revenue	$620.6	$607.7	$12.9	2.1%
Gross Profit	347.3	351.5	(4.2)	(1.2)%
% Margin	56.0%	57.8%
Provision for Doubtful Accounts	13.1	20.8	7.7	37.0%
% of Net Revenue	2.1%	3.4%
Selling, Distribution and Administrative	293.5	308.8	15.3	5.0%
% of Net Revenue	47.3%	50.8%
Net Loss	(36.1)	(12.7)	(23.4)	(184.3)%
EBITDA	70.5	50.2	20.3	40.4%
Adjusted EBITDA Before Projected Cost Savings and Synergies	89.9	62.4	27.5	44.1%
% of Net Revenue	14.5%	10.3%

	Six Months Ended June 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2013	2012
Net Revenue	$1,235.4	$1,203.4	$32.0	2.7%
Gross Profit	701.8	695.5	6.3	0.9%
% Margin	56.8%	57.8%
Provision for Doubtful Accounts	36.2	32.6	(3.6)	(11.0)%
% of Net Revenue	2.9%	2.7%
Selling, Distribution and Administrative	592.6	626.3	33.7	5.4%
% of Net Revenue	48.0%	52.0%
Net Loss	(38.0)	(32.3)	(5.7)	(17.6)%
EBITDA	129.1	93.7	35.4	37.8%
Adjusted EBITDA Before Projected Cost Savings and Synergies	161.0	121.1	39.9	32.9%
% of Net Revenue	13.0%	10.1%

Segment Revenue Performance

($ in millions)	Three Months Ended June 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2013	2012
Home Respiratory Therapy and Home Medical Equipment	$290.6	$303.4	$(12.8)	(4.2)%
Home Infusion Therapy	330.0	304.3	25.7	8.4%

Total Net Revenue	$620.6	$607.7	$12.9	2.1%

($ in millions)	Six Months Ended June 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2013	2012
Home Respiratory Therapy and Home Medical Equipment	$589.2	$604.3	$(15.1)	(2.5)%
Home Infusion Therapy	646.2	599.1	47.1	7.9%

Total Net Revenue	$1,235.4	$1,203.4	$32.0	2.7%

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of June 30, 2013:

($ in millions)	June 30, 2013
Cash and Cash Equivalents	$15.9
Debt
Asset Based Revolving Credit Facility	30.0
Senior Secured Term Loan	900.0
Series A-2 Notes	157.5
Capital Leases & Other	0.1

Total Debt	$1,087.6
Shareholders’ Deficit	(366.7)

Total Capitalization	$720.9

Net Leverage Ratio Calculations
Net Debt[1]	$1,071.7
Adjusted EBITDA[2]	$311.3
Net Leverage Ratio[3]	3.4x

[1]	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit.
[2]	For the twelve months ended June 30, 2013.
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies was 3.5×.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-2 Notes and the credit agreements governing our ABL Facility and the Senior Secured Term Loan to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, loss on early retirement of debt, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss), plus interest expense, net, loss on early retirement of debt, provision (benefit) for income taxes and depreciation and amortization, further adjusted for certain other non-cash items, costs incurred related to initiatives, cost reduction and other adjustment items that are permitted by the covenants included in the indenture governing our Series A-2 Notes and the credit agreements governing our ABL Facility and the Senior Secured Term Loan.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, net of proceeds from the sale of patient service equipment and other, exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies

	Three Months Ended June 30,		Six Months Ended June 30,		LTM June 30,
(in millions)	2013	2012	2013	2012	2013
Net Loss	$(36.1)	$(12.7)	$(38.0)	$(32.3)	$(266.1)
Interest expense, net	31.6	33.8	65.3	66.6	132.2
Loss on early retirement of debt (1)	44.2	—	44.2	—	44.2
Income tax expense (benefit)	0.9	0.3	1.2	1.2	(130.9)
Depreciation and amortization	29.9	28.8	56.4	58.2	112.2

EBITDA	70.5	50.2	129.1	93.7	(108.4)
Non-cash impairment of goodwill, intangible and long-lived assets	—	—	—	—	350.0
Non-cash items	7.6	6.0	13.9	12.4	24.4
Costs incurred related to Initiatives and non-recurring items	10.0	4.4	14.5	11.5	36.3
Other adjustments	1.8	1.8	3.5	3.5	7.0

Adjusted EBITDA Before Projected Cost Savings and Synergies	$89.9	$62.4	$161.0	$121.1	309.3

Projected cost savings and synergies					2.0

Adjusted EBITDA					$311.3

(1)	Reflects $24.6 million of premiums paid to the holders of the redeemed Series A-1 Notes and the portion of the Series A-2 Notes that were redeemed for the three and six months ended June 30, 2013. Reflects $19.6 million of unamortized debt issuance costs related to the Series A-1 Notes and the portion of the Series A-2 Notes that were redeemed in the three and six months ended June 30, 2013.

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
Net Loss	$(36.1)	$(38.0)
Non-cash items	87.0	136.2
Change in operating assets and liabilities	(41.1)	(60.9)

Net cash provided by operating activities	9.8	37.3
Purchases of patient service equipment, property, equipment and improvements	(33.5)	(70.4)
Proceeds from sale of patient service equipment and other	10.3	21.3

Free Cash Flow	$(13.4)	$(11.8)